Harbinger Group Inc. Announces Financial Results for Second Quarter and First Six Months of Fiscal 2011

NEW YORK, May 12, 2011 /PRNewswire/ -- Harbinger Group Inc. ("HGI"; NYSE: HRG) today announced its consolidated Fiscal 2011 results for the second quarter and six month period ended April 3, 2011.

HGI made significant progress in its strategy to acquire businesses across a diversified range of industries during the reporting period. HGI acquired a majority interest in global consumer products company Spectrum Brands Holdings, Inc. (Spectrum Brands) in a share exchange completed in January 2011. In March 2011, HGI signed a definitive agreement for the right to acquire Old Mutual U.S. Life Holdings, Inc., which has now been rebranded as Fidelity & Guaranty Life (FGL). FGL is a provider of annuity and life insurance products. HGI completed the acquisition of FGL on April 6, 2011. HGI also acquired Bermuda-based reinsurer Front Street Re, Ltd., which is currently in its start-up phase.

In connection with the Spectrum Brands acquisition, HGI changed its fiscal year end from December 31 to September 30 to conform to the fiscal year end of Spectrum Brands. HGI's financial statements have been retrospectively adjusted in accordance with U.S. generally accepted accounting principles for business combinations between entities under common control. Spectrum Brands has been reflected as our accounting predecessor. Accordingly, HGI's financial statements have been adjusted to reflect those of Spectrum Brands prior to June 16, 2010, the date that common control was first established, and the combined results of HGI and Spectrum Brands thereafter. As a result, the comparative results of operations for the prior quarter and six months ended April 4, 2010, are those of Spectrum Brands.

HGI's consolidated net sales for its second quarter of Fiscal 2011 were $694 million, a 30 percent increase compared to the $533 million for the same period in 2010. Consolidated net sales for the first six months of Fiscal 2011 were $1.56 billion, a 38 percent increase compared to $1.13 billion in the prior year period. These revenue increases are principally attributable to Spectrum Brands' acquisition of Russell Hobbs in June 2010. Spectrum Brands separately confirmed its full-year guidance for financial growth and targets for significant merger-related and restructuring cost savings. We expect growth this year to be driven by the acquisition of Russell Hobbs, as well as organic progress in Spectrum Brands' other consumer businesses. For the full text of Spectrum Brands' announcement, please visit: http://phx.corporate-ir.net/phoenix.zhtml?c=75225&p=irol-news.

For the second quarter of Fiscal 2011, HGI reported a consolidated net loss attributable to controlling interest of $(62) million or $(0.45) per share, compared to a consolidated net loss attributable to controlling interest of $(19) million or $(0.15) per share for the same period last year. For the first six months of Fiscal 2011, HGI reported a $(82) million consolidated net loss attributable to controlling interest or $(0.59) per share, compared to a consolidated net loss attributable to controlling interest of $(79) million, which included a $3 million loss from discontinued operations, or $(0.61) per share last year. Although the acquired business of Russell Hobbs improved our operating income by approximately $9 million and $35 million for the three and six month periods ended April 3, 2011, respectively, we had additional general and administrative expenses of $24 million and $28 million, respectively, for the corporate expenses of HGI, which included $21 million of costs incurred for the FGL acquisition in both periods. We also had increases in acquisition and integration related charges of $5 million and $19 million, respectively, mostly related to the Russell Hobbs acquisition, and interest expense charges of $29 million and $33 million, respectively, related to the write-off of unamortized debt issuance costs, debt discount and prepayment penalties associated with Spectrum Brands' term loan that was partially prepaid and then refinanced in February 2011 at a lower interest rate. We also had additional interest expense of $10 million and $15 million, respectively, on HGI's 10.625% senior secured notes issued in November 2010, the proceeds of which were used to fund the FGL acquisition.

About Harbinger Group Inc.

Harbinger Group Inc. is a diversified holding company. The Company's principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, pet supplies, home and garden control products, personal care and small appliances. The Company focuses on opportunities in these sectors as well as financial products, telecommunications, agriculture, power generation and water and natural resources. HGI makes certain reports available free of charge on its website at www.harbingergroupinc.com as soon as reasonably practicable after this information is electronically filed, or furnished to, the United States Securities and Exchange Commission.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, is a diversified global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, included in its portfolio of widely trusted brands are Rayovac®, Remington®, Varta®, George Foreman®, Black&Decker®, Toastmaster®, Tetra®, Marineland®, Nature's Miracle®, Dingo®, 8-in-1®, Littermaid®, Spectracide®, Cutter®, Repel®, and HotShot®. Spectrum Brands Holdings' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Spectrum Brands Holdings generates annual net sales in excess of $3 billion. For more information, visit www.spectrumbrands.com.

About Fidelity & Guaranty Life

On April 6, 2011, HGI completed the acquisition of the U.S. annuity and life insurance business of Old Mutual. Under new ownership, the companies have adopted a new corporate identity, Fidelity & Guaranty Life, as well as new insurance company names: Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York. Headquartered in Baltimore, MD, the company focuses its efforts on serving middle market consumers seeking the safety, protection and income features of secure life insurance and annuity products. Products are distributed though Fidelity & Guaranty Life's established, independent network of master general agents. Fidelity & Guaranty Life has approximately $17 billion of investment assets under management as of December 31, 2010. For more information on Fidelity & Guaranty Life, visit www.fglife.com.

Forward Looking Statements

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in the Press Release may be forward-looking statements based upon management's current expectations that are subject to risks, and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by the Company and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the risk that the Company may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of the Company and those factors listed under the caption "Risk Factors" in the Company's prospectus filed with the Securities and Exchange Commission on May 9, 2011 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Contact Information

APCO Worldwide
Jeff Zelkowitz, 646-218-8744
jzelkowitz@apcoworldwide.com

or

Harbinger Group Inc.
Francis T. McCarron, CFO, 212-906-8560
investorrelations@harbingergroupinc.com

HARBINGER GROUP INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Month Period Ended		Six Month Period Ended
	April 3, 2011	April 4, 2010	April 3, 2011	April 4, 2010
	(Unaudited)		(Unaudited)

Net sales	$ 693,885	$ 532,586	$ 1,554,952	$ 1,124,526
Cost of goods sold	438,446	323,006	1,000,274	730,484
Gross profit	255,439	209,580	554,678	394,042
Selling, general and administrative expenses	233,010	163,809	467,554	329,512
Operating income	22,429	45,771	87,124	64,530
Interest expense	82,690	48,410	140,747	97,892
Other (income) expense, net	(616)	6,338	37	6,984
Loss from continuing operations before reorganization items and income taxes	(59,645)	(8,977)	(53,660)	(40,346)
Reorganization items expense, net	-	-	-	3,646
Loss from continuing operations before income taxes	(59,645)	(8,977)	(53,660)	(43,992)
Provision for income taxes	25,140	10,057	60,186	32,556
Loss from continuing operations	(84,785)	(19,034)	(113,846)	(76,548)
Loss from discontinued operations, net of tax	-	-	-	(2,735)
Net loss	(84,785)	(19,034)	(113,846)	(79,283)
Less: Net loss attributable to noncontrolling interest	22,835	-	31,826	-
Net loss attributable to controlling interest	$ (61,950)	$ (19,034)	$ (82,020)	$ (79,283)

Net loss per common share - basic and diluted:
Loss from continuing operations	$ (0.45)	$ (0.15)	$ (0.59)	$ (0.59)
Loss from discontinued operations	-	-	-	(0.02)
Net loss	$ (0.45)	$ (0.15)	$ (0.59)	$ (0.61)

Weighted average common shares outstanding - basic and diluted	139,202	129,600	139,200	129,600

Amounts attributable to controlling interest:
Loss from continuing operations	$ (61,950)	$ (19,034)	$ (82,020)	$ (76,548)
Loss from discontinued operations	-	-	-	(2,735)
Net loss	$ (61,950)	$ (19,034)	$ (82,020)	$ (79,283)

HARBINGER GROUP INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
		September 30,
	April 3, 2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 469,323	$ 256,831
Short-term investments	67,928	53,965
Receivables, net	413,702	406,447
Inventories, net	561,043	530,342
Prepaid expenses and other current assets	86,546	94,078
Total current assets	1,598,542	1,341,663
Properties, net	202,043	201,309
Goodwill	617,724	600,055
Intangibles, net	1,757,330	1,769,360
Deferred charges and other assets	102,044	103,808
Total assets	$ 4,277,683	$ 4,016,195
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$ 31,841	$ 20,710
Accounts payable	253,585	333,683
Accrued and other current liabilities	292,932	313,617
Total current liabilities	578,358	668,010
Long-term debt	2,138,604	1,723,057
Employee benefit obligations	97,891	97,946
Deferred income taxes	304,430	277,843
Other liabilities	64,437	71,512
Total liabilities	3,183,720	2,838,368

Commitments and contingencies

Harbinger Group Inc. stockholders' equity:
Common stock	1,392	1,392
Additional paid-in capital	863,176	855,767
Accumulated deficit	(232,329)	(150,309)
Accumulated other comprehensive income (loss)	4,550	(5,195)
Total Harbinger Group Inc. stockholders' equity	636,789	701,655
Noncontrolling interest	457,174	476,172
Total equity	1,093,963	1,177,827
Total liabilities and equity	$ 4,277,683	$ 4,016,195